                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                _______________________________________________


                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 14, 1995

                                WORLDCOM, INC.
                (formerly known as LDDS COMMUNICATIONS, INC.)
            (Exact Name of Registrant as Specified in its Charter)


   Georgia                           0-11258                  58-1521612
(State or Other                  (Commission File          (I.R.S. Employer
Jurisdiction of                       Number)            Identification Number)
Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600

ITEM 5.  OTHER EVENTS.

                 (a) On August 14, 1995, WorldCom, Inc. ("WorldCom"), a Georgia corporation formerly known as LDDS Communications, Inc., announced that it was notified by Metromedia Company ("Metromedia") of its intent to convert its Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock (the "Series 1 Preferred Stock") and to sell its entire position of 30,855,983 common shares of WorldCom in a public offering. If the shares of Series 1 Preferred Stock are converted in connection with the offering, WorldCom plans to make a one-time, non-recurring payment of $15.0 million to Metromedia, representing a discount to the minimum remaining nominal dividends that would be payable on the Series 1 Preferred Stock prior to the September 15, 1996 optional call date of approximately $26.6 million (which amount includes annual dividend requirement of $24.5 million plus accrued dividends to such call date). Metromedia plans to commence the offering of these shares immediately through an underwriting by Donaldson, Lufkin & Jenrette Securities Corporation. The offering will only be made by means of a prospectus. Following the offering, it is expected that John W. Kluge, Chairman of WorldCom, and the two other directors elected by Metromedia, will remain directors of WorldCom. No assurance can be given that the offering will be completed, or that Metromedia will convert its Series 1 Preferred Stock.

                 (b) The following statements are brief summaries of certain provisions relating to the capital stock of the Company. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and Bylaws (the "Bylaws") referred to herein, including the definitions therein of certain terms, a copy of each of which is filed with the Securities and Exchange Commission. See "-- Certain Charter and Bylaw Provisions" below for a discussion of certain provisions of the Articles and Bylaws that may be deemed to have an "anti-takeover" effect.

                 The authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of preferred stock, par value $.01 per share including 10,896,785 shares of Series 1 Preferred Stock and 2,000,000 shares of Series 2 Preferred Stock, as those terms are hereinafter defined.

COMMON STOCK

                 All of the outstanding shares of Common Stock are fully paid and nonassessable. Subject to the prior rights of the holders of preferred stock which may be issued and outstanding, the holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Subject to the prior rights of the holders of preferred stock, including the class voting rights of the holders of Series 1 Preferred Stock and Series 2 Preferred Stock, each holder of Common Stock is entitled to one vote for each share held of record on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional shares of authorized Common Stock may be issued without stockholder approval.

PREFERRED STOCK

                 The authorized but unissued preferred stock of the Company is available for issuance from time to time at the discretion of the Board of Directors of the Company without





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stockholder approval.  The Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number, designation, preferences, limitations and relative rights of the shares of such series, subject to applicable law and the provisions of any outstanding series of preferred stock. The terms of any series of preferred stock including, but not limited to, dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other stockholders, will be dependent largely on factors existing at the time of issuance. Such terms and effects could include restrictions on dividends on the Common Stock if dividends on the preferred stock are in arrears, dilution of the voting power of other stockholders to the extent a series of the preferred stock has voting rights, and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of preferred stock. The Company presently has no intention to issue any additional shares of preferred stock.

SERIES 1 PREFERRED STOCK

                 The statements under this caption relating to the Series 1 Preferred Stock are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Statement of Designation of Rights and Preferences of the $2.25 Series 1 Cumulative Senior Perpetual Convertible Preferred Stock (the "Statement of Designations") and are qualified in their entirety by express reference to the Statement of Designations, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "-- Definitions" below for definitions of certain terms used in this section captioned "-- Series 1 Preferred Stock."

         GENERAL

                 The Series 1 Preferred Stock offered hereby has been designated as "Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock." There are currently 10,896,785 shares outstanding which number may be decreased (but not below the number of the then outstanding shares of Series 1 Preferred Stock) by the Board of Directors without a vote of the stockholders.

                 The Series 1 Preferred Stock, with respect to dividend rights and rights on liquidation, dissolution or winding up, ranks pari passu to the Series 2 Preferred Stock, and ranks prior to all other classes and series of capital stock of the Company now or hereafter authorized including, without limitation, the Common Stock.

         DIVIDEND RIGHTS

                 The holders of shares of Series 1 Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Company (but pari passu with the holders of shares of Series 2 Preferred Stock), are entitled to receive, out of the legally available assets of the Company, when, as and if declared by the Board of Directors, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 4.4968% (or $2.2484 per share) calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly





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payments, in immediately available funds, on the 15th day of February, May,
August and November in each year (a "Quarterly Dividend Payment Date").

                 Dividends are accrued and cumulative from the Issue Date, and accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series 1 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series 1 Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 1 Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 or less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                 In addition in the event that the Company declares a dividend or makes any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants, convertible securities or other rights to acquire capital stock) of the Company, whether or not pursuant to a stockholder rights plan, "poison pill" or similar arrangement, or other property or assets) on or with respect to shares of Common Stock other than a Regular Dividend or a dividend paid solely in Common Stock, then the Board of Directors shall declare, and the holder of each share of Series 1 Preferred Stock shall be entitled to receive in respect of each share of Series 1 Preferred Stock, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series 1 Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series 1 Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

         LIQUIDATION PREFERENCE

                 In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series 1 Preferred Stock have received (a) if a Voluntary Liquidation Event shall have occurred, the optional redemption price with respect to each share and (b) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series 1 Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series 1 Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.





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                 Neither the consolidation or merger of the Company with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Company, in each case when otherwise permitted, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this liquidation preference section.

         CONVERSION

                 Holders of the Series 1 Preferred Stock have the right, exercisable at any time and from time to time, to convert any or all of such Series 1 Preferred Stock into Common Stock at a conversion price, subject to adjustments, of $[24.9046875] (the "Conversion Price") per share of Common Stock. In the case of Series 1 Preferred Stock called for redemption, such right shall terminate at the close of business on the date fixed for redemption. No fraction shall be issued upon the conversion of any shares of Series 1 Preferred Stock. If more than one share of Series 1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the Shares of Series 1 Preferred Stock surrendered. If the conversion of any share or shares of Series 1 Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Company.

                 To the extent permitted by law, when shares of Series 1 Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Series 1 Preferred Stock so converted to the date of conversion shall be immediately due and payable, at the option of the holder of shares of Series 1 Preferred Stock being converted, in cash or shares of Common Stock. If the holder of shares of Series 1 Preferred Stock elects to receive shares of Common Stock in lieu of cash payment of the accrued and unpaid dividends, the holder of shares of Series 1 Preferred Stock shall be entitled to receive that number of shares of Common Stock which the amount of accrued and unpaid dividends would purchase at the Current Market Price, and such shares of Common Stock must accompany the shares of Common Stock issued upon conversion. If the holder of shares of Series 1 Preferred Stock elects to receive payment in cash of such accrued and unpaid dividends, such cash payment must accompany the shares of Common Stock issued upon such conversion with certain exceptions.

                 In the event that the Company (i) pays a dividend or makes a distribution other than a dividend or distribution paid or made to holders of shares of Series 1 Preferred Stock in a manner otherwise provided for, on or with respect to shares of Common Stock in capital stock which, for purposes of this conversion section includes any options, warrants, convertible securities or other rights to acquire capital stock of the Company, (ii) subdivides or combines the outstanding shares of Common Stock, (iii) issues any shares of its capital stock in a reclassification of the Common Stock or pays a dividend or makes a distribution (other than a dividend or distribution paid or made to holders of shares of Series 1 Preferred Stock) on the outstanding shares of Common Stock in shares of its capital stock pursuant to a shareholder





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
rights plan, "poison pill" or similar arrangement, then the Conversion Price in effect immediately prior to such event shall be adjusted and any other appropriate actions shall be taken by the Company so that the holder of any share of Series 1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive had such share of Series 1 Preferred Stock been converted immediately prior to the occurrence of such event.

                 In case the Company shall at any time or from time to time issue or sell shares of Common Stock, (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock), at a price per share less than 90% of the Current Market Price per share of Common Stock then in effect (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (i) the sum of the price for such security divided by
(ii) the number of shares of Common Stock underlying such security), then the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to such record date by a fraction of (x) the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) divided by (y) the sum of the number of shares of Common Stock outstanding plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at 90% of the Current Market Price per share of Common Stock, provided that, if any convertible or exchangeable securities, options, warrants or other rights which shall have given rise to an adjustment pursuant to this section shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price thereof, then the Conversion Price shall be readjusted but to no greater extent than originally adjusted with respect to the related event.

                 In case the Company shall at any time or from time to time distribute on or with respect to the shares of Common Stock, cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (i) Regular Dividends, (ii) dividends or distributions paid or made to holders of shares of Series 1 Preferred Stock and Series 2 Preferred Stock in a manner otherwise provided for, and (iii) dividends payable in shares of Common Stock for which adjustment has otherwise been made) or rights or warrants to subscribe for or purchase securities of the Company, then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y)





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the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the reasonable good faith judgment of the Board of Directors of the Company) of the portion of the cash, evidence of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of shares of Series 1 Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of shares of Series 1 Preferred Stock into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this section as a dividend on the Common Stock. Such adjustments shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                 In case the Company at any time or from time to time takes any action affecting its Common Stock, other than the actions described above, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstance.

                 In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock other than a change in par value, or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), holders of each share of Series 1 Preferred Stock then outstanding will have the right to convert such share of Series 1 Preferred Stock into the kind and amount of shares of stock or other securities of the Company or another issuer or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series 1 Preferred Stock could have been converted immediately prior to such Transaction.

         VOTING RIGHTS

                 Except as otherwise required by applicable law, so long as any shares of the Series 1 Preferred Stock are outstanding, each outstanding share of Series 1 Preferred Stock entitles the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon (other than matters on which the holders of Series 1 Preferred Stock are entitled to vote as a separate class). With respect to any such vote, each share of Series 1 Preferred Stock entitles the holder thereof to cast that number of votes per share of Series 1 Preferred Stock as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series 1 Preferred Stock into Common





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Stock on the record date for determining the stockholders of the Company eligible to vote on any such matters, provided that the Series 1 Preferred Stock shall not vote with the Common Stock in the election of directors unless the Preferred Stock Percentage is less than 2-1/2%.

                 In addition, the Company may not (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock or Parity Stock; (ii) authorize, increase the authorized number of shares of, or issue any shares of any class of capital stock of the Company having a mandatory redemption date earlier than September 15, 1996 or amend the terms of any class of capital stock of the Company to provide that such class of capital stock has a mandatory redemption date earlier than September 15, 1996; (iii) authorize, adopt or approve an amendment to the Articles that would increase or decrease the par value of the shares of Series 1 Preferred Stock; or alter or change the powers, preferences or special rights of the shares of Series 1 Preferred Stock; (iv) amend, alter or repeal the Articles so as to affect the shares of Series 1 Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Company, or by amending certain provisions of the Statement of Designations; or (v) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock unless approved by at least 66-2/3% of the outstanding shares of Series 1 Preferred Stock voting separately as a class.

                 Until the occurrence of a Change of Control, but not thereafter, the outstanding shares of Series 1 Preferred Stock voting separately as a single class, by written consent as provided herein or in person or by proxy, at a special or annual meeting of stockholders called for the purpose of electing directors, shall elect a number of directors to the Company's Board of Directors which equals the Specified Number.

                 If on any date (i) the Company has failed to declare, or has failed to pay, the full amount of dividends payable on the Series 1 Preferred Stock for two quarterly dividend periods (whether consecutive or not) or (ii) the Company has failed to satisfy an obligation to convert shares of Series 1 Preferred Stock pursuant to the conversion section of the Statement of Designations, then the number of directors constituting the Board of Directors, without further action, shall be increased by one and the holders of shares of Series 1 Preferred Stock shall have, in addition to the other voting rights, the exclusive right, voting separately as a single class, to elect a director of the Company to fill such newly created directorship, by written consent, or at a special meeting of such holders called. Any such additional director shall continue as a director and the holders of Series 1 Preferred Stock shall have such additional voting rights until such time as (a) dividends then payable on the Series 1 Preferred Stock shall have been declared and paid in full, or (b) any conversion obligation that has become due shall have been satisfied or all necessary funds have been set aside for payment, as the case may be, at which time such additional director shall cease to be a director and such additional voting rights of the holders of the Series 1 Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.





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                 So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Company may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Series 1 Preferred Stock, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary of the Company, at the place and upon the notice provided by law and in the Bylaws of the Company for the holding of meetings of stockholders.

         LIMITATIONS ON RESTRICTED PAYMENTS

                 Whenever any quarterly dividends payable on any shares of Series 1 Preferred Stock are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series 1 Preferred Stock have been paid in full or declared and irrevocably set apart for payment or whenever the Company has not converted shares of Series 1 Preferred Stock at a time required by the conversion section of the Statement of Designations, at such time and thereafter until all conversion obligations provided in the conversion section of the Statement of Designations that have come due have been satisfied or all necessary funds have been set apart for payment, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, (ii) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Series 1 Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series 1 Preferred Stock and such Parity Stock are then entitled, or
(iii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, or Parity Stock, provided, however, that (A) the Company may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Company may at any time redeem, purchase or otherwise acquire shares of the Series 2 Preferred Stock in accordance with the Statement of Designations. The Company shall not permit any Subsidiary of the Company, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could pursuant to the Statement of Designations, purchase such shares at such time and in such manner.

         OPTIONAL REDEMPTION

                 The Company does not have any right to redeem any shares of Series 1 Preferred Stock prior to September 15, 1996. On and after September 15, 1996, the Company, at its option, may redeem the shares of Series 1 Preferred Stock, in whole or in part in integral multiples of $100,000,000, on not less than 30 days notice of the date of redemption, at the following redemption prices (expressed as a percentage of the Liquidation Preference) together with accrued and unpaid dividends, whether or not declared or payable, to the redemption date, if redeemed during the twelve month period beginning September 15 of the years indicated below:





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
YEAR                                                     REDEMPTION PRICE
----                                                     ----------------
1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.53%
1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104.74%
1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.95%
1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.16%
2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.37%
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.58%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.79%
2003 and thereafter   . . . . . . . . . . . . . . . . . . . . 100.00%

                 If less than all shares of Series 1 Preferred Stock at the time outstanding are to be redeemed the shares to be redeemed shall be determined by lot.

         REACQUIRED SHARES

                 Any shares of Series 1 Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by to Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

         DEFINITIONS

                 The following terms used in this section captioned "-- Series 1 Preferred Stock" shall have the meanings indicated:

                 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                 "Change of Control" means the occurrence of a reorganization, merger or consolidation as a result of which the owners of outstanding shares of capital stock of the Company immediately prior to such reorganization, merger or consolidation beneficially own less than 50% of the combined voting power of the then outstanding capital stock of the entity surviving such reorganization, merger or consolidation.

                 "Common Stock" means the common stock, par value $.01 per share, of the Company or any other stock of the Company issued upon reclassification of the Common Stock.

                 "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or specified event.





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                 "Current Market Price" per share shall mean, on any date
specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for the twenty trading days immediately preceding such date (if no Market Price is available for any given trading day, such trading day shall not be included in the determination of the Current Market Price), and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date as determined in the second sentence of the definition of "Market Price."

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                 "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arms-length transaction.

                 "Fully Diluted Common Shares" means all issued and outstanding shares of Common Stock (except shares then owned or held by or for the account of the Company or any subsidiary thereof) and shares of Common Stock issuable in respect of Options and Convertible Securities.

                 "Issue Date" shall mean the first date on which shares of Series 1 Preferred Stock are issued.

                 "Junior Stock" shall mean any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1 Preferred Stock including, without limitation, the Common Stock.

                 "Liquidation Preference" with respect to a share of Series 1 Preferred Stock shall mean $50.

                 "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in the Wall Street Journal or, if no such closing price on such date is published in the Wall Street Journal, the closing price on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price (the closing sale price) of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange, Inc. elected by the Company. If the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, "Market Price" shall mean a market price per share determined at the Company's expense by an appraiser chosen by the holders of a majority of the shares of Series 1 Preferred Stock with the consent of the Company, which consent shall not be unreasonably withheld or, if no such appraiser is so chosen more than twenty business days after notice of the necessity of such calculation shall have been delivered by the Company to the holders of Series 1 Preferred Stock, then by an appraiser chosen by the Company.

                 "Metromedia" means Metromedia Company, a Delaware general partnership and its successors.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

                 "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities.

                 "Parity Stock" shall mean any capital stock of the Company, including Series 2 Preferred Stock, ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1 Preferred Stock.

                 "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                 "Pooling Notice" means a written notice delivered to the holders of a majority of the outstanding shares of Series 1 Preferred Stock pursuant to which (i) the Company certifies that it has entered into an agreement providing for a transaction (a "Pooling Transaction") which it intends to treat for accounting purposes as a "pooling of interests" and (ii) the Company's independent certified public accounts notify the Company that the inclusion in the numerator of the Preferred Stock Percentage of clause (ii) of the definition of the Preferred Stock Percentage jeopardizes the ability of the Company to account for such transaction as a "pooling of interest."

                 "Preferred Stock Percentage" means that fraction (expressed as a percentage) the numerator of which is the sum (without duplication) of (i) the number of shares of the Common Stock for which outstanding shares of Series 1 Preferred Stock could be converted and (ii) the number of Fully Diluted Common Shares owned by Metromedia and its Affiliates and the denominator of which is the Fully Diluted Common Shares; provided, that the numerator of such fraction shall equal the number of shares of Common Stock for which outstanding shares of Series 1 Preferred Stock could be converted from and after the consummation of a Pooling Transaction contemplated by a Pooling Notice.

                 "Regular Dividend" shall mean a dividend on the Common Stock declared by the Board of Directors of the Company with respect to the most recently completed quarter of the fiscal year of the Company (the "Quarter"), that satisfies either of the following conditions: (i) the product of four times the per share amount of such Common Stock dividend declared with respect to such Quarter is less than or equal to 110% of the aggregate per share amounts of the Common Stock dividends declared and paid with respect to the immediately preceding four fiscal quarters or (ii) the aggregate per share amounts of Common Stock dividends declared with respect to such Quarter and the immediately preceding three fiscal quarters is less than or equal to 25% of the consolidated net income of the Company and its Subsidiaries per share of Common Stock (as determined in accordance with generally accepted accounting principles) for the 12-month period ending on the last day of such Quarter. In the case of a dividend on the Common Stock declared by the Board of Directors of the Company with respect to a semi-annual or annual period during which no quarterly dividends were declared, the preceding formula will be adjusted and applied appropriately to determine whether such dividend is a Regular Dividend.

                 "Senior Stock" shall mean any capital stock of the Company ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1 Preferred Stock.

                 "Specified Number" means three; provided, however, that the Specified Number shall be two (i) in the event that the board of directors of the Company shall consist of 15 or more directors and the board shall have made a good faith determination (which shall be evidenced by a written notice delivered to the record holders of the Series 1 Preferred Stock) that the board of directors' functions may be more effectively performed by decreasing the size of the board of directors by one or more and (ii) at all times subsequent to September 15, 1996. Notwithstanding the foregoing, from and after the occurrence of any sale by Metromedia to any Person (other than an Affiliate of Metromedia) of any shares of Series 1 Preferred Stock or any shares of Common Stock issued upon conversion of Series 1 Preferred Stock, if
(i) the Preferred Stock Percentage is at least 5% but less than 10%, the Specified Number shall be two, (ii) the Preferred Stock Percentage is at least 2 1/2% but less than 5%, the Specified Number shall be one and (iii) the Preferred Stock Percentage is less than 2 1/2%, the Specified Number shall be zero.

                 "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly by such Person.


SERIES 2 PREFERRED STOCK

                 The statements under this caption relating to the Series 2 Preferred Stock are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Statement of Designation of Rights and Preferences of the Series 2 6.5% Cumulative Senior Perpetual Convertible Preferred Stock (the "Series 2 Statement of Designations") and are qualified in their entirety by express reference to the Series 2 Statement of Designations, a copy of which is filed as an exhibit to the Registration Statement to which this Prospectus is a part.

         GENERAL

                 The Series 2 Preferred Stock offered hereby has been designated as "Series 2 6.5% Cumulative Senior Perpetual Convertible Preferred Stock." There are currently 2,000,000 shares outstanding.

                 The Series 2 Preferred Stock shall, with respect to dividend rights and rights on liquidation dissolution or winding up, rank on parity with the Series 1 Preferred Stock and senior to all other classes of capital stock of the Company, including the Common Stock.

         DIVIDEND RIGHTS

                 The Series 2 Preferred Stock will provide for cumulative dividends at the rate of 6.5% annually, payable quarterly.

         VOTING RIGHTS

                 In addition to any voting rights provided by law, holders of shares of Series 2 Preferred Stock will be entitled to vote together with holders of Common Stock and Series 1 Preferred Stock, as a single class, with each holder of shares of Series 2 Preferred Stock being entitled to cast the number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series 2 Preferred Stock into Common Stock on the record date for determining the stockholders eligible to vote on any such matters.

                 In addition, unless the consent or approval of the holders of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Series 2 Preferred Stock, voting as a separate class, will be required in order to, among other things: (i) authorize or issue shares of stock ranking senior to or on a parity with the Series 2 Preferred Stock or securities exchangeable for, convertible into or evidencing the right to receive such securities; (ii) authorize or issue shares of the Company's stock having a mandatory redemption date earlier than June 6, 1996; (iii) amend, alter or repeal the Articles so as to affect adversely the shares of Series 2 Preferred Stock; or (iv) subject to certain exceptions, effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Company, or the consolidation or merger of the Company with or into another person, or the sale or distribution to another person of all or substantially all of the assets of the Company.

                 An extraordinary transaction (described in clause (iv) above) may be consummated notwithstanding the failure to receive the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series 2 Preferred Stock if, prior to consummation of such transaction, the Company has redeemed all outstanding shares of the Series 2 Preferred Stock in accordance with the terms of the Series 2 Preferred Stock set forth in the Series 2 Statement of Designations.

         LIMITATIONS ON RESTRICTED PAYMENTS

                 Whenever any quarterly dividends payable on any shares of Series 2 Preferred Stock are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series 2 Preferred Stock have been paid in full or declared and irrevocably set apart for payment or whenever the Company has not converted or exchanged shares of Series 2 Preferred Stock at a time required by the Series 2 Statement of Designations, at such time and thereafter until all the conversion and exchange obligations provided in the Series 2 Statement of Designations that have come due have been satisfied or all necessary funds have been set apart for payment, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Preferred Stock (the "Series 2 Junior Stock"), (ii) declare or pay dividends, or make any other distributions, on any shares of any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Preferred Stock (the" Series 2 Parity Stock"), except dividends or distributions paid ratably on the Series 2 Preferred Stock and all Series 2 Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series 2 Preferred Stock and such Series 2 Parity Stock are then entitled, or
(iii) redeem, purchase or otherwise acquire for consideration any shares of Series 2 Junior Stock, or Series 2 Parity Stock, provided, however, that (A) the Company may accept shares of any Series 2 Parity Stock or Series 2 Junior Stock for conversion into Series 2 Junior Stock and (B) the Company may at any time redeem, purchase or otherwise acquire shares of the Series 2 Preferred Stock pursuant to mandatory redemption, put, sinking fund or other similar obligations contained in such Series 2 Parity Stock, pro rata with the Series 2 Preferred Stock in proportion to the total amount then required to be applied to the Company to redeem, repurchase, convert, exchange or otherwise acquire shares of Series 2 Preferred Stock and shares of such Series 2 Parity Stock. The Company shall not permit any subsidiary of the Company, or cause any other person, to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could pursuant to the Series 2 Statement of Designations, purchase such shares at such time and in such manner.

         BOARD OF DIRECTORS REPRESENTATION

                 In the event the Company fails to pay the required dividends with respect to the Series 2 Preferred Stock for two quarterly dividend periods (whether consecutive or not), the Board of Directors of the Company will be automatically expanded to create an additional position for the holders of Series 2 Preferred Stock to fill such vacancy with a person of their choosing. Such person shall serve as a director until such time as the dividends have been paid in full or upon conversion or exchange of the Series 2 Preferred Stock in accordance with the Series 2 Statement of Designations.

         REDEMPTION

                 Except pursuant to a "Series 2 Change of Control" (as hereinafter defined), or approved by at least 66 2/3% of the outstanding
Shares of Series 2 Preferred Stock by an amendment to the Articles, the Series 2 Preferred Stock may not be redeemed by the Company prior to June
5, 1996. Thereafter, provided a Series 2 Change of Control of the Company has not occurred, the Series 2 Preferred Stock may be redeemed in whole or in part in integral multiples of $10.0 million, at prices which include premiums over the Series 2 liquidation preference of $25 per share (the "Series 2 Liquidation Preference"), which prices range at such date from 108% declining to 100% on and after June 5, 2002. Further, the Series 2 Preferred Stock may be redeemed, in whole but not in part, at any time on or after a Series 2 Change of Control of the Company, at a price equal to 125% of the original issuance price, plus accrued and unpaid dividends to the date of redemption.

                 A "Series 2 Change of Control" is defined to include the following transactions: (i) a person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) becomes the beneficial owner of the Company's stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of the Company's stock (excluding votes entitled to be cast by holders of Series 2 Preferred Stock); (ii) a change occurs in the composition of the Company's Board of Directors so that a majority of the members thereof are not "Continuing Directors" (defined as directors serving on the original issue date of the Series 2 Preferred Stock and any person who succeeds any such director and who is recommended or elected by a majority of Continuing Directors); (iii) if immediately following a merger, consolidation, reclassification or recapitalization Mr. Bernard J. Ebbers, President and
Chief Executive Officer of the Company, shall have increased his beneficial ownership of shares of the Company's stock by 10% or more and he shall then be the beneficial owner of the Company's stock entitling him to exercise 50% or more of the total voting power of all classes of the Company's stock and, in connection with such increase in Mr. Ebbers' holdings of the Company's stock, the Company shall have incurred indebtedness in an amount equal to at least 50% of the consideration payable in the transaction pursuant to which such increase occurs, unless the holders of shares of Series 2 Preferred Stock participate in the transaction on a pari passu basis with Mr. Ebbers, provided that if the holders of Series 2 Preferred Stock are entitled to a class vote with respect to the transaction and vote in favor thereof, the transaction will not be deemed a "Series 2 Change of Control"; (iv) upon the occurrence of a reorganization, merger or consolidation where following consummation thereof holders of the Company's stock immediately prior to transaction beneficially own, in the aggregate, less than 50% of the combined voting power of all classes of the Company's stock (exclusive of voting power associated with the Series 2 Preferred Stock or shares of stock that holders thereof are entitled to receive in the transaction); (v) upon the occurrence of a sale of all or substantially all of the assets of the Company; (vi) in the event Mr. Ebbers sells or transfers to a person or "group" (as defined above), whether in one transaction or a series of transactions, (A) 20% or more of the shares of the Common Stock owned by him within any period of 365 consecutive days, or (B) 40% or more of the shares of Common Stock owned by him as of March 20, 1992 (including shares underlying stock options then held by Mr. Ebbers), unless The 1818 Fund shall have participated in such sales of stock on a pari passu basis with Mr. Ebbers; and (vii) upon the occurrence of any transaction the result of which would be that the Common Stock would not be required to be registered under the Exchange Act and the holders of the Common Stock would not receive common stock of the survivor to the transaction which is required to be registered under the Exchange Act.

                 Upon the occurrence of a Series 2 Change of Control, the dividend rate with respect to the Series 2 Preferred Stock will increase from 6.5% per annum to 13% per annum unless and until the Company exercises its right to redeem said shares.

         LIQUIDATION PREFERENCE

                 In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, no distribution shall be made (i) to the holders of shares of Series 2 Junior Stock unless, prior thereto, the holders of shares of Series 2 Preferred Stock have received
(a) if a voluntary liquidation event shall have occurred, the optional redemption price with respect to each share and (b) if a voluntary liquidation event shall not have occurred, the Series 2 Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or (ii) to the holders of shares of Series 2 Parity Stock, except distributions made ratably on the Series 2 Preferred Stock and all other Series 2 Parity Stock in proportion to the total amounts to which the holders of all shares of the Series 2 Preferred Stock and other Series 2 Parity Stock are entitled upon such liquidation, dissolution or winding up.

                 Neither the consolidation or merger of the Company with or into any other person nor the sale or other distribution to another person of all or substantially all the assets, property or business of the Company, in each case when otherwise permitted, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this liquidation preference section.

         CONVERSION PRICE

                 The shares of Series 2 Preferred Stock will be convertible into shares of Common Stock at a conversion price of $11.81171 per share, subject to adjustment in the event of stock dividends, subdivisions, combinations, reclassifications and other distributions with respect to Common Stock, and in certain other instances.

         OPTIONAL EXCHANGE

                 The Company shall have the right, at any time and from time to time at its sole option and election, to exchange shares of Series 2 Preferred Stock, in whole or in part in multiples of $10,000,000, for 6.5% Convertible Subordinated Notes of the Company (the "Convertible Notes"), at a price per share equal to (i) the Series 2 Liquidation Preference per share plus (ii) all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the date fixed for exchange, with the Convertible Notes valued at their principal amount.

                 Notwithstanding anything in the Series 2 Statement of Designations to the contrary, the Company shall not be entitled to exchange shares of Series 2 Preferred Stock for Convertible Notes at any time that the Company (i) is liable with respect to any indebtedness which is expressly subordinate by its terms in right of payment to any Senior Institutional Indebtedness (as defined in the Convertible Notes) unless such indebtedness by its terms is expressly subordinate in right of payment to, or pari passu in right of payment with, the Convertible Notes, or (ii) is prohibited under the terms of any agreement governing its Senior Institutional Indebtedness from redeeming the Convertible Notes as required by the terms of the Convertible Notes, except that such agreement may prohibit such redemption (A) during the existence of a default under such agreement or (B) if such redemption would, although not in itself a breach of any covenant in any such agreement, result in the occurrence of a default arising from a breach by the Company of one or more covenants regarding the financial condition of the Company.

         MANDATORY EXCHANGE

                 If at any time on or after May 6, 1997 to and including May 6, 2002, the holders of 50% or more of the shares of Series 2 Preferred Stock shall deliver to the Company a notice demanding that the Company exchange the shares of Series 2 Preferred Stock pursuant to the Mandatory Exchange section of the Series 2 Statement of Designations, then the Company shall exchange all (but not less than all) of the shares of Series 2 Preferred Stock for shares of Common Stock or the Notes (as hereinafter defined) or any combination of the two at the option of the Company, at any time, or from time to time, during the period from the fortieth day following the date of such notice (the "Demand Notice Date") to the third anniversary of the Demand Notice Date, in multiples of $5,000,000 by the Series 2 Liquidation Preference, on a 30 days' notice of each date of exchange (any such date, a "Mandatory Exchange Date"), at a price per share equal to (i) the Series 2 Liquidation Preference per share plus all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the applicable Mandatory Exchange Date, with any shares of Common Stock to be exchanged valued for such purposes at 95% of the current market price as of the day immediately preceding the applicable Mandatory Exchange Date and with any Notes to be exchanged valued at their principal amount; provided, that the Company shall effect one such exchange on the fortieth day following the Demand Notice Date and, if any shares of Series 2 Preferred Stock shall be outstanding, shall effect a second such exchange on or before the first anniversary of the Demand Notice Date and, if any shares of Series 2 Preferred Stock shall be outstanding on the third anniversary of the Demand Notice Date, shall effect on or before such third anniversary a final exchange for all such shares; provided, that any Notes issued in exchange for Series 2 Preferred Stock on a Mandatory Exchange Date shall have an aggregate principal amount that is a multiple of $5,000,00 (or, if all outstanding shares of Series 2 Preferred Stock are to be exchanged, such Notes may have an aggregate principal amount equal to the aggregate Series 2 Liquidation Preference of such shares) and, provided, further, that the Company shall not issue any Notes in exchange for Series 2 Preferred Stock if such issuance would result in or constitute a default under or with respect to any indebtedness of the Company or any of its subsidiaries.

                 "Notes" shall mean subordinated non-convertible notes of the Company having (i) a floating interest rate, (ii) a final maturity date the same as that of all other such Notes but in any event no later than June 5, 2002 and (ii) such other terms and conditions as shall result in a determination that such Notes have a fair market value (determined in accordance with the Series 2 Statement of Designations) at least equal to their principal amount as of the date of their proposed issuance.

         REGISTRATION UNDER THE SECURITIES ACT

                 Pursuant to certain registration rights granted to the holders of Series 2 Preferred Stock, the Company has filed a registration statement covering the resale of such shares or the shares of Common Stock into which they may be converted under the Securities Act.

CERTAIN CHARTER AND BYLAW PROVISIONS

                 The Company's Articles and Bylaws contain certain provisions, which are summarized below, which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of the Company. Reference is made to the full text of the Articles and Bylaws, which are included as exhibits to the Registration Statement, of which this Prospectus is a part. The following summary is qualified in its entirety by such reference. See " -- Series 2 Preferred Stock -- Voting Rights" and "-- Redemption."

         BUSINESS COMBINATION RESTRICTIONS

                 The Articles include a provision that requires the approval by the holders of at least 70% of the voting power of the outstanding shares of any class of stock of the Company entitled to vote generally in the election of directors as a condition for Business Transactions (as hereinafter defined) involving the Company and a Related Person (as hereinafter defined) or in which a Related Person has an interest, unless (a) the Business Transaction is approved by at least a majority of the Company Continuing Directors' (as hereinafter defined) then serving on the Board of Directors, but if the votes of such Continuing Directors would have been insufficient to constitute an act of the Board of Directors, then such transaction must have been approved by the unanimous vote of such Continuing Directors so long as there were at least three such Continuing Directors serving on the Board of Directors at the time of such unanimous vote, provided, that no such Continuing Director is a Related Person who has an interest in the Business Transaction (other than a proportionate interest as a stockholder of the Company), or (b) certain minimum price and procedural requirements are met. A "Business Transaction" is defined to mean: (i) any merger, share exchange or consolidation involving the Company or any of its subsidiaries; (ii) any sale, lease, exchange, transfer or other disposition by the Company or any of its subsidiaries of more than 20% of its assets; (iii) any sale, lease, exchange, transfer or disposition of more than 20% of the assets of any entity to the Company or a subsidiary of the Company; (iv) the issuance, sale, exchange, transfer or other disposition by the Company or a subsidiary of the Company of any securities of the Company or any subsidiary in exchange for cash, securities or other properties having an aggregate fair market value of $15 million or more; (v) any merger, share, exchange or consolidation between the Company and any subsidiary of the Company in which the Company is not the survivor and the charter of the surviving corporation does not contain provisions substantially similar to this provision; (vi) any recapitalization or reorganization of the Company or reclassification of its securities which would have the effect of increasing the voting power of a Related Person; (vii) any liquidation, spin off, split off, split up or dissolution of the Company; and (viii) any agreement, contract or other arrangement providing for any of the Business Transactions defined or having a similar purpose or effect. A "Related Person" is defined to mean a beneficial owner which, together with its Affiliates and Associates (as hereinafter defined), beneficially own 10% or more of the Company's outstanding voting stock or who had such level of beneficial ownership: (a) at the time of entering into the definitive agreement providing for the Business Transaction;
(b) at the time of adoption by the Board of Directors of a resolution approving such transaction; or (c) as of the record date for the determination of stockholders entitled to vote on or consent to the Business Transaction. A "Continuing Director" is a director of the Company who either was a member of the Board of Directors on September 15, 1993 or who became a director of the Company subsequent to such date and whose election, or nomination for election by the stockholders, was approved by at least a majority of the Continuing Directors then on the Board of Directors. If the votes of such Continuing Directors would have been insufficient to constitute an act of the Board of Directors, then such election or nomination must have been approved by the unanimous vote of the Continuing Directors so long as there were at least three such Continuing Directors on the Board of Directors at the time of such unanimous vote. An "Affiliate" is defined to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. An "Associate" is defined to mean: (a) any corporation, partnership or other organization of which such specified person is an officer or partner; (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity; (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Company or any of its subsidiaries; and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than the Company or any wholly-owned subsidiary of the Company), partnership or other entity which is an Affiliate of such specified person.

                 The affirmative vote of holders of at least 70% of the Company's voting stock generally is required to amend or repeal the foregoing provision of the Articles.

                 The foregoing provision could have the effect of delaying, deferring or preventing a change in control of the Company that is opposed by the Board of Directors but which might be beneficial to stockholders.

         CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

                 One of the effects of the existence of unissued and unreserved Common Stock and preferred stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at price higher than the prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

         SPECIAL REDEMPTION PROVISIONS

                 The Articles contain a provision permitting the Company to redeem shares of its capital stock from certain foreign stockholders in order to enable the Company to continue to hold certain common carrier radio licenses. These provisions are intended to cause the Company to remain in compliance with the Communications Act and the regulations of the Federal Communications Commissions promulgated thereunder.

                 Under these provisions, at such time as the percentage of capital stock owned by foreign stockholders or certain affiliates thereof exceeds 20%, the Company has the right to redeem the "excess shares" held by such persons at the fair market value thereof. Following any determination that such excess shares exist, such excess shares shall not be deemed outstanding for purposes of determining the vote required on any matter brought to the attention of the stockholders of the Company, and such excess shares shall have no right to receive any dividends or other distributions, including distributions in liquidation. If such shares are traded on a national securities exchange or in the over-the-counter market, such fair market value is the average closing price for the 45 trading days immediately preceding the date of redemption. If such shares are not so traded, such fair market value shall be established by the Board of Directors of the Company. In the event there is a foreign stockholder who acquired shares within 120 days of the date of redemption, however, the redemption price shall not exceed the price per share paid by such stockholder. At least 30 days' notice of redemption must be given, and the redemption price may be paid in cash, securities or any combination thereof. The Company may require confirmation of citizenship from any record or beneficial owner of shares of its capital stock, and from any transferee thereof, as a condition to the registration or transfer of those shares.

         NOMINATION OF DIRECTORS

                 Under the Bylaws, stockholders entitled to vote in the election of directors may nominate one or more persons as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.
Such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

         SPECIAL MEETINGS OF STOCKHOLDERS

                 The Bylaws provide that a special meeting may be called by the Board of Directors of the Company, the President of the Company or the holders of not less than 40% of all the votes entitled to be cast on the issue proposed to be considered at the proposed special meeting.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 1995



                                        WORLDCOM, INC.


                                        By: /s/ SCOTT D. SULLIVAN
                                           -------------------------------------
                                           Scott D. Sullivan
                                           Treasurer and Chief Financial Officer